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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

US LEC of North Carolina Inc. (North Carolina Corporation)

US LEC of Georgia Inc. (Delaware Corporation)

US LEC of Tennessee Inc. (Delaware Corporation)

US LEC of Florida Inc. (North Carolina Corporation)

US LEC of South Carolina Inc. (Delaware Corporation)

US LEC of Alabama Inc. (North Carolina Corporation)

US LEC of Maryland Inc. (North Carolina Corporation)

US LEC of Pennsylvania Inc. (North Carolina Corporation)

US LEC Communications Inc. (North Carolina Corporation)

US LEC of Virginia L.L.C. (Delaware Limited Liability Company)

US LEC Acquisition Co. (North Carolina Corporation)